UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2006

DOTRONIX, INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-9996	41-1387074
(Commission File Number)	(IRS Employer Identification No.)

160 First Street S.E.
New Brighton, Minnesota 55112-7894
(Address of Principal Executive Offices)(Zip Code)

(952) 541-1155
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered sales of Equity Securities
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 11, 2006, Dotronix, Inc., entered into an Asset Purchase Agreement with Accelerated Drug Delivery, a Wisconsin based limited liability company (ADD). Under the agreement Dotronix acquired from ADD all of its rights to three over-the-counter consumer healthcare products. The intended use of one product is to reduce the duration and severity of Canker Sores and of another product is to reduce the duration and severity of Cold Sores. The third product is intended to be used as a nicotine replacement product to aid consumers in their fight to quit smoking. Dotronix is acquiring the products in exchange for 492,121 shares of common stock.

To defray administrative costs of Dotronix and allow it to proceed with acquisition of the products from ADD, two investors, City of Lakes Investments, Inc. and Concentricus, Inc., each subscribed for the purchase of 85,000 shares of Dotronix common stock at a price of $0.125 per share, or a total of $21,250. To further enhance the working capital available to Dotronix, Craig Laughlin, an officer and director, purchased on April 17, 2006, 60,000 shares of Dotronix Common Stock at a price of $0.125 per share, or a total of $7,500.

The securities were offered and sold to ADD, City of Lakes Investments, Inc., Concentricus, Inc., and Mr. Laughlin in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D, based on the representations made by each purchaser that it is an “accredited investor” as defined in Rule 501(a) of Regulation D.

In connection with the Asset Purchase Agreement with ADD, Dotronix increased the number of persons serving on the board of directors from two to four, and the board appointed the two owners of ADD, Russell Mitchell and James Higgins, as directors to fill the vacancies. They join Craig Laughlin and L. Daniel Kuechenmeister, who remain on the board for the time being. The board has not made any determination regarding board committee assignments for the new directors. During the two-year period prior to their appointment to the board, neither Mr. Mitchell nor Mr. Higgins was, directly or indirectly, the party to any transaction or other arrangement with Dotronix.

Item 9.01	Financial Statements and Exhibits

Exhibits

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-B.

SEC Ref. No          Description of Document

10.1	Asset Purchase Agreement dated April 11, 2006
10.2	Subscription Agreement from Accelerated Drug Delivery dated April 11, 2006
10.3	Form of Subscription Agreement - City of Lakes Investments, Concentricus and Laughlin

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dotronix, Inc.

April 17, 2006	By:	/s/ Craig s. Laughlin
Craig S. Laughlin, President